[GRAPHIC OMITTED]                     EMBRAER




news
RELEASE
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     EMBRAER REPORTS FIRST QUARTER 2005 DELIVERIES AND TOTAL COMPANY BACKLOG

     Sao Jose dos Campos, April 15, 2005 - Embraer (Bovespa: EMBR3 and EMBR4; NYSE: ERJ) today announced its first-quarter 2005 deliveries and Company backlog for the Airline, Corporate and Defense markets.

     Deliveries by segment were as follows:

                 -------------------------------------------------------------
                                                              1st. Quarter
                    Deliveries by Segment                         2005
                 -------------------------------------------------------------

                 -------------------------------------------------------------

                    Airline Market
                 -------------------------------------------------------------
                        ERJ 145                                    18
                 -------------------------------------------------------------
                        EMBRAER 170                                10
                 -------------------------------------------------------------
                    Total Airline Market                           28
                 -------------------------------------------------------------

                 -------------------------------------------------------------
                    Corporate Market
                 -------------------------------------------------------------
                    Legacy                                         2
                 -------------------------------------------------------------
                    Total Corporate Market                         2
                 -------------------------------------------------------------

                 -------------------------------------------------------------
                    Total                                          30
                 -------------------------------------------------------------


                  Out of the total 145 aircraft expected to be delivered in 2005, Embraer delivered 30 aircraft in the first quarter of 2005.

                  Approximately 60% of the aircraft deliveries forecasted for 2005 will be concentrated in the second half of the year, which is when the first deliveries of the EMBRAER 175 and EMBRAER 190 are scheduled to begin.

                  Embraer maintains its forecast for deliveries of 145 Commercial, Corporate and Defense aircraft (including only executive transport aircraft) in each of the years of 2005 and 2006.

                  As of March 31, 2005, Embraer's firm order backlog, including the Airline, Corporate and Defense markets totaled US$ 9.9 billion.


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     Embraer's Commercial Aviation order book by product in March 2005 was as follows:

--------------------------------------------------------------------------------

   Product              Firm        Options     Deliveries       Firm Order
                       Orders                                       Backlog
--------------------------------------------------------------------------------

Commercial Airline
  Market
--------------------------------------------------------------------------------
ERJ 145 Family
--------------------------------------------------------------------------------
    ERJ 135               123           2          108               15
--------------------------------------------------------------------------------
    ERJ 140                94          20           74               20
--------------------------------------------------------------------------------
    ERJ 145               681          211         634               47
--------------------------------------------------------------------------------
Total ERJ 145 Family      898          233         816               82
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EMBRAER 170/190 Family
--------------------------------------------------------------------------------
    EMBRAER 170           172          137          56               116
--------------------------------------------------------------------------------
    EMBRAER 175            15           -            -                15
--------------------------------------------------------------------------------
    EMBRAER 190           155          230           -               155
--------------------------------------------------------------------------------
    EMBRAER 195            15          20            -                15
--------------------------------------------------------------------------------
Total EMBRAER 170/190     357          387          56               301
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                    1255         620          872               383
--------------------------------------------------------------------------------


Embraer Image Gallery
---------------------

Visit the new Embraer Image Gallery at http://www.embraer.com

Note to Editors
---------------

Embraer (Empresa Brasileira de Aeronautica S.A. - NYSE: ERJ; Bovespa: EMBR3 and EMBR4) is the world's leading manufacturer of Commercial jets up to 110 seats with 35 years of experience in designing, developing, manufacturing, selling and providing after sales support to aircraft for the global airline, Defense and Corporate markets. With headquarters in Sao Jose dos Campos, state of Sao Paulo, the Company has offices and customer service bases in China, France, Portugal, Singapore and the United States. Embraer is among Brazil's leading exporting companies. As of March 31, 2005



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                               [GRAPHIC OMITTED]                        EMBRAER




Embraer had a total workforce of 16,409 people, including the employees of recently-acquired OGMA in Portugal, and its firm order backlog totaled US$ 9.9 billion.



IR Contacts

Anna Cecilia Bettencourt
Andrea Bottcher
Paulo Ferreira
Phone: 55 (12) 3927 1216
Fax 55 (12) 3922 6070
e-mail: investor.relations@embraer.com.br




-------------------------------------------------------------------------------
  This document may contain projections, statements and estimates regarding circumstances or events yet to take place. Those projections and estimates are based largely on current expectations, forecasts on future events and financial tendencies that affect the Company's businesses. Those estimates are subject to risks, uncertainties and suppositions that include, among other: general economic, politic and trade conditions in Brazil and in those markets where the Company does business; expectations on industry trends; the Company's investment plans; its capacity to develop and deliver products on the dates previously agreed upon, and existing and future governmental regulations.

  The words "believe", "may", "is able", "will be able", "intend",
  "continue", "anticipate", "expect" and other similar terms are supposed to identify potentialities. The Company does not feel compelled to publish updates nor to revise any estimates due to new information, future events or any other facts. In view of the inherent risks and uncertainties, such estimates, events and circumstances may not take place. The actual results can therefore differ substantially from those previously published as
  Company expectations.
-------------------------------------------------------------------------------


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Attachment:


                               FIRM ORDER BACKLOG
                           COMMERCIAL AVIATION MARKET
                                 March 31, 2005



--------------------------------------------------------------------------------

   Program Customer                Firm Orders     Delivered      Firm Backlog

-------------------------------------------------------------------------------

ERJ 135                                123           108               15
-------------------------------------------------------------------------------
  American Eagle (USA)                  40            40                -
-------------------------------------------------------------------------------
  British Midland (UK)                   3             3                -
-------------------------------------------------------------------------------
  City Airline AB (Sweden)               2             2                -
-------------------------------------------------------------------------------
  ExpressJet (USA)                      30            30                -
-------------------------------------------------------------------------------
  Flandiar (France)                      3             3                -
-------------------------------------------------------------------------------
  Jet Magic (Ireland)                    1             1                -
-------------------------------------------------------------------------------
  Luxair (Luxembourg)                    2             2                -
-------------------------------------------------------------------------------
  Pan Europeenne (France)                1             1                -
-------------------------------------------------------------------------------
  Proteus (France)                       3             3                -
-------------------------------------------------------------------------------
  Regional Airlines (France)             3             3                -
-------------------------------------------------------------------------------
  Republic Airwarys (USA)               15            15                -
-------------------------------------------------------------------------------
  South Africa Airlink (South Africa)   20             5                15
-------------------------------------------------------------------------------




--------------------------------------------------------------------------------

   Program Customer                Firm Orders     Delivered      Firm Backlog

-------------------------------------------------------------------------------

ERJ 140                                 94            74               20
-------------------------------------------------------------------------------
  American Eagle (USA)                  59            59                -
-------------------------------------------------------------------------------
  Midwest (USA)                         20             -               20
-------------------------------------------------------------------------------
  Republic Airways (USA)                15            15                -
-------------------------------------------------------------------------------


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                                [GRAPHIC OMITTED]                       EMBRAER

--------------------------------------------------------------------------------

   Program Customer                Firm Orders     Delivered      Firm Backlog

-------------------------------------------------------------------------------

ERJ 145                                681           634               47
-------------------------------------------------------------------------------
  Aerolitoral (Mexico)                   5             5                -
-------------------------------------------------------------------------------
  Air Caraibes (Guadalupe)               2             2                -
-------------------------------------------------------------------------------
  Alitalia (Italy)                      14            14                -
-------------------------------------------------------------------------------
  American Eagle (USA)                 118           107                11
-------------------------------------------------------------------------------
  Axon (Greece)                          3             3                -
-------------------------------------------------------------------------------
  British Mildand (UK)                   9             9                -
-------------------------------------------------------------------------------
  British Regional Airlines (UK)        23            23                -
-------------------------------------------------------------------------------
  Brymon (UK)                            7             7                -
-------------------------------------------------------------------------------
  China Southern (China)                 6             6                -
-------------------------------------------------------------------------------
  China Eastern Jiangsu (China)          5             -                5
-------------------------------------------------------------------------------
  Cirrus (Germany)                       1             1                -
-------------------------------------------------------------------------------
  ExpressJet (USA)                     245           221                24
-------------------------------------------------------------------------------
  ERA (Spain)                            2             2                -
-------------------------------------------------------------------------------
  Flandre Air (France)                   7             5                2
-------------------------------------------------------------------------------
  GECAS (PB Air - Thailand)              2             2                -
-------------------------------------------------------------------------------
  KLM EXEL (Holland)                     2             2                -
-------------------------------------------------------------------------------
  Lot Polish (Poland)                   14            14                -
-------------------------------------------------------------------------------
  Luxair (Luxembourg)                    9             9                -
-------------------------------------------------------------------------------
  Mesa (USA)                            36            36                -
-------------------------------------------------------------------------------
  Portugalia (Portugal)                  8             8                -
-------------------------------------------------------------------------------
  Proteus (France)                      11             8                3
-------------------------------------------------------------------------------
  Regional (France)                     17            15                2
-------------------------------------------------------------------------------
  Republic Airways (USA)                60            60                -
-------------------------------------------------------------------------------
  Rheintalflug (Austria)                 3             3                -
-------------------------------------------------------------------------------
  Rio Sul (Brazil)                      16            16                -
-------------------------------------------------------------------------------
  Sichuan (China)                        5             5                -
-------------------------------------------------------------------------------
  Skyways (Sweden)                       4             4                -
-------------------------------------------------------------------------------
  Swiss (Switzerland)                   25            25                -
-------------------------------------------------------------------------------
  Transtates (USA)                      22            22                -
-------------------------------------------------------------------------------





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                                [GRAPHIC OMITTED]                       EMBRAER





--------------------------------------------------------------------------------

   Program Customer                Firm Orders     Delivered      Firm Backlog

-------------------------------------------------------------------------------

Embraer 170                            172            56              116
-------------------------------------------------------------------------------
  Alitalia (Italy)                       6             6                -
-------------------------------------------------------------------------------
  Cirrus (Germany)                       1             1                -
-------------------------------------------------------------------------------
  Finnair (Finland)                     12             -               12
-------------------------------------------------------------------------------
  Gecas (USA)                            8             4                4
-------------------------------------------------------------------------------
  Lot Polish (Poland)                    6             4                2
-------------------------------------------------------------------------------
  Republic Airline (USA)                39            16               23
-------------------------------------------------------------------------------
  Swiss (Switzerland)                   15             -               15
-------------------------------------------------------------------------------
  US Airways (USA)                      85            25               60
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------

   Program Customer                Firm Orders     Delivered      Firm Backlog

-------------------------------------------------------------------------------

Embraer 175                             15             -               15
-------------------------------------------------------------------------------
  Air Canada (Canada)                   15             -               15
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------

   Program Customer                Firm Orders     Delivered      Firm Backlog

-------------------------------------------------------------------------------

Embraer 190                            155             -              155
-------------------------------------------------------------------------------
  Air Canada (Canada)                   45             -               45
-------------------------------------------------------------------------------
  Copa (Panama)                         10             -               10
-------------------------------------------------------------------------------
  Jet Blue (USA)                       100             -              100
-------------------------------------------------------------------------------




--------------------------------------------------------------------------------

   Program Customer                Firm Orders     Delivered      Firm Backlog

-------------------------------------------------------------------------------

Embraer 195                             15             -               15
-------------------------------------------------------------------------------
  Swiss (Switzerland)                   15             -               15
-------------------------------------------------------------------------------
















Press Offices   Headquartres                   North America               Europe, Middle East and Africa

                Rosana Dias                    Doug Oliver                 Stephane Guilbaud            Catherine Fracchia
                rosana.dias@embraer.com.br     doliver@embraer.com         sguilbaud@embraer.fr         cfracchia@embraer.fr
                Cel.: (+ 55 12) 9724 4929      Tel.: (+ 1 954) 359-3414    Cel.: (+ 33 0) 67522 8519    Cel.: (+ 33 0) 67523 6903
                Tel.: (+ 55 12) 3927 1311      Tel.: (+ 1 954) 232-9560    Tel.: (+ 33 0) 14938 4455    Tel.: (+ 33 0) 14938 4530
                Fax.: (+ 55 12) 3927 2411      Fax.: (+ 1 954) 359 4755    Fax.: (+ 33 0) 14938 4456    Fax.: (+ 33 0) 14938 4456